Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2015 RESULTS

•	Solid Q3 Adjusted Operating Income; Metals & Minerals and Rail Performance as well as Lower Corporate Spending Contributed to Positive Results

•
Organization Changes Under Project Orion Largely Complete with Ongoing Total Benefits of More Than $36 Million; 65 Percent of Underperforming Sites Now Finalized; Project Orion Phase 3 Launched With Benefits Targeted at Additional $20 Million to $25 Million

•	2015 Adjusted Operating Income Guidance Narrowed to Range of $125 Million to $130 Million; Free Cash Flow Expected to be $50 Million to $60 Million

•
Net Leverage Ratio Stood at 2.7x and Liquidity Totaled Approximately $450 Million at Quarter-End, Prior to the Repayment of Notes in October 2015, and Approximately $200 Million Giving Effect to the Repayment

•	Harsco Adjusts Quarterly Dividend to $0.05 Per Share

CAMP HILL, PA (November 9, 2015) . . . Harsco Corporation (NYSE: HSC) today reported third quarter 2015 results. Excluding certain special items, adjusted diluted earnings per share from continuing operations in the third quarter of 2015 were $0.18. This result compares with adjusted diluted earnings per share of $0.31 in the third quarter of 2014. On a U.S. GAAP (“GAAP”) basis, third quarter 2015 diluted loss per share from continuing operations was $0.10 which included Project Orion exited site costs, contract termination and resolution charges, and other adjustments.

Adjusted operating income for the third quarter of 2015 was $35 million, which was above the guidance range of $20 million to $25 million provided by the Company. Also, the Company’s third quarter 2015 earnings included equity income of approximately $3 million ($0.02 per share after tax) from the Brand Energy joint venture.

“Third quarter results were stronger than expected primarily due to favorable product mix and timing in Rail and cost control efforts in Metals & Minerals,” said President and CEO Nick Grasberger. “Also, Industrial performed well in the quarter as additional cost initiatives offset weakened demand from energy customers. Looking forward, we expect that our businesses’ results will continue to be impacted by macroeconomic headwinds within the metals and industrials markets.”

Mr. Grasberger continued, “Additionally, we’ve made further progress transforming Metals & Minerals into a leaner and more disciplined business. We addressed a number of underperforming sites in recent months and we remain focused on achieving additional cost reduction and operational improvements to enhance returns for this segment. We are pleased that Rail has successfully executed against key growth goals and that Industrial has improved its competitive position through lean manufacturing processes and production innovation. Overall, we continue to see considerable potential for value creation within the Harsco businesses and are laser focused on rebalancing our business portfolio to the benefit of our shareholders. In this regard, we have now commenced a formal process to evaluate all strategic options for the separation of the Metals & Minerals segment from the Industrial and Rail businesses and Brand joint venture, representing the next step in Harsco’s effort to optimize its portfolio.”

Mr. Grasberger concluded, “Despite the significant internal progress, external market pressures continue to persist, impacting our outlook. In light of these factors, and our expectation that these trends will continue in the near-term, the Harsco Board decided to adjust the quarterly dividend to allow Harsco to maintain a healthy capital structure while still returning capital to shareholders.”

Harsco Corporation—Selected Third Quarter Results(1)

($ in millions, except per share amounts)	Q3 2015	Q3 2014
Revenues	$428	$526
Operating income/(loss) from continuing operations - GAAP	$8	$48
Operating margin from continuing operations - GAAP	1.8%	9.2%
Diluted EPS from continuing operations	$(0.10)	$0.31
Special items per diluted share	$0.28	—
Adjusted operating income - excluding special items	$35	$49
Adjusted operating margin - excluding special items	8.2%	9.4%
Adjusted diluted EPS from continuing operations - excluding special items	$0.18	$0.31
Return on invested capital (TTM) - excluding special items and Infrastructure	6.2%	7.2%
(1) 2014 financial information is revised.

Consolidated Third Quarter Operating Results

Total revenues were $428 million with the revenue decrease mainly attributable to the Company’s Metals & Minerals segment. Revenues were also lower as compared with the prior-year quarter in the Industrial and Rail segments. Foreign currency translation negatively affected third quarter 2015 revenues by approximately $47 million.

Adjusted operating income from continuing operations was $35 million, compared with adjusted operating income of $49 million in the prior-year quarter. As a result, adjusted operating margin decreased by 120 basis points versus the prior-year period adjusted operating margin. FX translation negatively impacted operating income by approximately $2 million in this year’s quarter.

Third Quarter Business Review

Metals & Minerals(1)

($ in millions)	Q3 2015	Q3 2014	%Change
Revenues	$277	$348	(20)%
Adjusted operating income	$21	$27	(22)%
Adjusted operating margin	7.7%	7.9%
Customer liquid steel tons (millions)	37.5	41.6	(10)%
(1) 2014 financial information is revised.

Revenues decreased 20 percent to $277 million, primarily as a result of FX translation, the non-renewal or exiting of certain contracts, lower nickel-related sales and reduced customer steel production. Adjusted operating income declined in comparison with the prior-year quarter’s adjusted operating income as the cost reductions and other benefits realized under Project Orion were more than offset by the above items. The segment adjusted operating margin was relatively stable at 7.7 percent versus 7.9 percent in last year’s third quarter.

Industrial

($ in millions)	Q3 2015	Q3 2014	%Change
Revenues	$91	$106	(14)%
Operating income	$14	$16	(13)%
Operating margin	15.3%	15.1%

Revenues declined 14 percent to $91 million, primarily due to sales volume changes in the segment’s heat exchanger and commercial boiler businesses. Meanwhile, operating income declined as lower selling and administrative costs were offset by reduced product demand. The segment’s operating margin was largely unchanged at 15.3 percent compared with 15.1 percent in the comparable quarter last year.

Rail

($ in millions)	Q3 2015	Q3 2014	%Change
Revenues	$60	$73	(18)%
Adjusted operating income	$8	$15	(47)%
Adjusted operating margin	13.0%	19.9%

Revenues decreased 18 percent to $60 million, primarily as a result of lower equipment and after-market parts sales. As a result of these factors, adjusted operating income and adjusted operating margin decreased as compared with the prior-year period.

Cash Flow

Free cash flow was $23 million in the third quarter of 2015, compared with $65 million in the prior-year period. This cash flow performance reflects lower net cash provided by operating activities primarily due to fewer contract advances, partially offset by reduced capital expenditures compared with last year’s quarter.

Financial Position

At the end of the third quarter, the Company maintained net debt of approximately $801 million and a net debt to EBITDA ratio of 2.7x, as compared with a maximum leverage covenant of 3.75x under its current Credit Agreement. The Company expects its debt levels to remain stable for the balance of the year and it continues to evaluate long-term financing options following the repayment of its $250 million Notes in October 2015 with funds provided by its revolving credit facility. Harsco's borrowing capacity and available cash totaled approximately $450 million at the end of the quarter, prior to the Notes repayment, and approximately $200 million giving effect to the repayment of the Notes.

Project Orion (Metals & Minerals Improvement Plan)

The business structure simplification that has taken place over the past 16 months is now largely complete and has improved business competitiveness. Implementation of the 'Harsco Way' standards is leading to more consistent operating practices and performance across the business. The Bid & Contract Management function has added financial and operational controls to improve contract risk-return profiles through the cycle while, at the same time, maintaining high contract-renewal rates. Meanwhile, Site Triage teams have successfully driven both commercial and operational improvements at a significant portion of underperforming sites. In total, ongoing annual benefits derived from the simplification and operational actions now exceed $36 million, as compared with targeted benefits of $35 million to $40 million, while triage solutions have been finalized at 65% of the original underperforming locations. Despite this success, further improvements are targeted to strengthen margins and capital returns in order to combat heightened external pressures on the business. In this regard, Site Triage is expected to address the remaining underperforming sites in the coming quarters and additional cost-reduction efforts are underway. Phase 3 of Project Orion was recently launched with targeted workforce and operational savings of $20 million to $25 million; the majority of these benefits are expected to be realized in 2016.

2015 Outlook

Harsco updated its 2015 Outlook to reflect recent performance as well as lower steel production, weaker commodity prices and demand and the impact of site exits (including customer site closures) and start-ups in Metals & Minerals. Additionally, this outlook reflects an expectation that reduced demand for the Company’s Industrial products from U.S. energy customers will persist for the remainder of the year. Key highlights in the Outlook are included below. The Outlook also includes adjusted earnings per share, which is partially dependent on anticipated equity income from the Brand Energy joint venture, where impacts from various financial uncertainties such as foreign exchange and income taxes are assumed to be limited in the forecast period.

Full Year 2015

•	Adjusted operating income for the full year is expected to range from $125 million to $130 million; compared with $155 million in 2014 and a previous range of $120 million to $135 million.

•	Free cash flow in the range of $50 million to $60 million; compared with $52 million in 2014 and a previous range of $60 million to $80 million.

•	Net interest expense is forecasted to range from $44 million to $46 million; compared with a previous range of $48 million to $52 million.

•	Equity income from the Brand Energy Joint Venture is expected to be less than $1 million; compared with a previous range of $4 million to $6 million.

•	Effective tax rate is expected to range from 44 percent to 46 percent before Brand Energy Joint Venture equity income; compared with a previous range of 42 percent to 44 percent.

•	Adjusted earnings per share for the full year in the range of $0.46 to $0.50; compared with $0.76 per share in 2014 and a previous range of $0.41 to $0.55.

•	Adjusted return on invested capital is expected to range from 6.0 percent to 6.5 percent; unchanged and compared with 6.8 percent in 2014.

Q4 2015

•	Adjusted operating income of $15 million to $20 million in Q4 2015; compared with $29 million in the prior-year quarter.

•	Adjusted earnings per share of $0.00 to $0.05 in Q4 2015; compared with $0.09 in the prior-year quarter.

Dividend

The Board approved a quarterly dividend of $0.051 per share beginning with the first quarter 2016 dividend payment on February 16, 2016 to shareholders of record as of the close of business on January 15, 2016. The dividend adjustment was made in light of present industry macroeconomic factors with a goal to preserve capital for operations and strategic initiatives, and maintain a healthy capital structure, while at the same time enabling Harsco to continue its longstanding practice of returning capital to shareholders. Harsco intends to redirect the approximately $50 million in annual funds that otherwise would have been allocated for dividends to reduce debt and enhance financial flexibility. The newly adjusted dividend will be supported by the Company’s free cash flow. The Company’s fourth quarter dividend of $0.205 per share will be paid on November 16, 2015 to shareholders of record as of the close of business on October 15, 2015, as previously announced.

Separation of Metals & Minerals Segment

As announced in a separate press release this morning, Harsco has authorized its lead financial advisor, Goldman, Sachs & Co. to commence a formal process to evaluate all strategic options for the separation of its Metals & Minerals segment from the Industrial and Rail businesses and Brand joint venture. Following a careful analysis of Harsco’s portfolio of businesses, the Company believes that now is the right time and that a separation of the Metals & Minerals segment represents the next logical step in Harsco’s effort to optimize the portfolio for the benefit of all stakeholders. The press release can be found on the Harsco Corporation website at www.harsco.com.

Conference Call

As previously announced, the Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 54186075. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through November 23, 2015 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) the ability of the strategic venture between the Company and Clayton, Dubilier & Rice ("CD&R") to effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the transaction; (20) the Company's ability to realize cost savings from the divestiture of the Infrastructure business, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (21) the amount ultimately realized from the Company's exit from the strategic venture between the Company and CD&R and the timing of such exit; (22) implementation of environmental remediation matters; (23) risk and uncertainty associated with intangible assets; and (24) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as revised in the Company's Current Report on Form 8-K filed on June 1, 2015. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

# # #

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
(In thousands, except per share amounts)	2015	2014		2015	2014
Revenues from continuing operations:
Service revenues	$272,463	$341,831		$852,100	$1,054,591
Product revenues	155,871	184,546		483,560	519,613
Total revenues	428,334	526,377		1,335,660	1,574,204
Costs and expenses from continuing operations:
Cost of services sold	224,588	282,907		714,287	873,747
Cost of products sold	112,043	125,831		343,825	361,954
Selling, general and administrative expenses	64,526	67,774		186,891	212,537
Research and development expenses	1,057	854		3,490	4,575
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	1,000	54		1,000	4,653
Other expenses	17,392	513		3,829	27,373
Total costs and expenses	420,606	477,933		1,253,322	1,484,839
Operating income from continuing operations	7,728	48,444		82,338	89,365
Interest income	264	555		951	1,262
Interest expense	(11,110)	(11,949)		(34,812)	(35,328)
Change in fair value to unit adjustment liability	(2,083)	(2,398)		(6,492)	(7,417)
Income (loss) from continuing operations before income taxes and equity income	(5,201)	34,652		41,985	47,882
Income tax expense	(6,985)	(13,925)		(26,945)	(24,079)
Equity in income (loss) of unconsolidated entities, net	3,105	5,805		(396)	1,057
Income (loss) from continuing operations	(9,081)	26,532		14,644	24,860
Discontinued operations:
Income (loss) on disposal of discontinued business	(637)	(640)		(849)	452
Income tax (expense) benefit related to discontinued business	235	237		313	(168)
Income (loss) from discontinued operations	(402)	(403)		(536)	284
Net income (loss)	(9,483)	26,129		14,108	25,144
Less: Net (income) loss attributable to noncontrolling interests	827	(1,532)		(925)	(2,948)
Net income (loss) attributable to Harsco Corporation	$(8,656)	$24,597		$13,183	$22,196
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(8,254)	$25,000		$13,719	$21,912
Income (loss) from discontinued operations, net of tax	(402)	(403)		(536)	284
Net income (loss) attributable to Harsco Corporation common stockholders	$(8,656)	$24,597		$13,183	$22,196

Weighted-average shares of common stock outstanding	80,238	80,918		80,233	80,873
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.10)	$0.31		$0.17	$0.27
Discontinued operations	(0.01)	—		(0.01)	—
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.11)	$0.30	(a)	$0.16	$0.27

Diluted weighted-average shares of common stock outstanding	80,238	81,099		80,363	81,093
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.10)	$0.31		$0.17	$0.27
Discontinued operations	(0.01)	—		(0.01)	—
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.11)	$0.30	(a)	$0.16	$0.27
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2015	December 31 2014
ASSETS
Current assets:
Cash and cash equivalents	$57,994	$62,843
Trade accounts receivable, net	298,235	325,104
Other receivables	23,293	28,145
Inventories	210,296	178,922
Other current assets	90,897	88,465
Total current assets	680,715	683,479
Investments	266,707	288,505
Property, plant and equipment, net	583,707	663,244
Goodwill	406,338	416,155
Intangible assets, net	56,240	58,524
Other assets	120,947	159,320
Total assets	$2,114,654	$2,269,227
LIABILITIES
Current liabilities:
Short-term borrowings	$14,945	$16,748
Current maturities of long-term debt	21,869	25,188
Accounts payable	135,723	146,506
Accrued compensation	45,894	53,780
Income taxes payable	5,880	1,985
Dividends payable	16,419	16,535
Insurance liabilities	12,408	12,415
Advances on contracts	118,586	117,398
Due to unconsolidated affiliate	7,832	8,142
Unit adjustment liability	22,320	22,320
Other current liabilities	144,504	144,543
Total current liabilities	546,380	565,560
Long-term debt	822,390	829,709
Deferred income taxes	9,913	6,379
Insurance liabilities	32,288	35,470
Retirement plan liabilities	306,040	350,889
Due to unconsolidated affiliate	21,081	20,169
Unit adjustment liability	61,194	71,442
Other liabilities	42,075	37,699
Total liabilities	1,841,361	1,917,317
EQUITY
Harsco Corporation stockholders’ equity:
Common stock	140,503	140,444
Additional paid-in capital	169,109	165,666
Accumulated other comprehensive loss	(566,903)	(532,256)
Retained earnings	1,247,485	1,283,549
Treasury stock	(760,299)	(749,815)
Total Harsco Corporation stockholders’ equity	229,895	307,588
Noncontrolling interests	43,398	44,322
Total equity	273,293	351,910
Total liabilities and equity	$2,114,654	$2,269,227

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$(9,483)	$26,129	$14,108	$25,144
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,836	40,522	110,343	124,855
Amortization	2,930	2,891	9,003	8,937
Change in fair value to the unit adjustment liability	2,083	2,398	6,492	7,417
Deferred income tax expense	7,865	1,192	9,998	4,054
Equity in income (loss) of unconsolidated entities, net	(3,105)	(5,805)	396	(1,057)
Loss on disposal of the Harsco Infrastructure Segment	—	—	—	2,911
Other, net	5,128	(249)	(12,345)	16,677
Changes in assets and liabilities:
Accounts receivable	19,859	(6,853)	9,161	(38,349)
Inventories	(5,280)	(9,800)	(36,472)	(22,772)
Accounts payable	(14,783)	(11,078)	(3,346)	(18,250)
Accrued interest payable	7,821	8,037	7,658	8,741
Accrued compensation	3,230	7,343	(3,640)	9,415
Advances on contracts	(698)	63,171	7,548	96,041
Harsco 2011/2012 Restructuring Program accrual	(204)	(257)	(305)	(2,455)
Other assets and liabilities	(8,315)	(7,681)	(29,497)	(36,019)
Net cash provided by operating activities	43,884	109,960	89,102	185,290
Cash flows from investing activities:
Purchases of property, plant and equipment	(28,337)	(52,674)	(91,583)	(135,170)
Proceeds from the Infrastructure Transaction	—	—	—	15,699
Proceeds from sales of assets	7,426	5,033	20,777	11,153
Purchases of businesses, net of cash acquired	52	(198)	(7,705)	(26,244)
Payment of unit adjustment liability	(5,580)	(5,580)	(16,740)	(16,740)
Other investing activities, net	(3,192)	2,399	(7,975)	473
Net cash used by investing activities	(29,631)	(51,020)	(103,226)	(150,829)
Cash flows from financing activities:
Short-term borrowings, net	4,257	5,541	1,211	3,971
Current maturities and long-term debt:
Additions	13	9,039	92,993	117,470
Reductions	(85,527)	(57,949)	(101,679)	(120,544)
Cash dividends paid on common stock	(16,420)	(16,588)	(49,311)	(49,734)
Dividends paid to noncontrolling interests	—	(600)	(1,559)	(2,186)
Purchase of noncontrolling interests	(395)	—	(395)	—
Common stock acquired for treasury	—	—	(12,143)	—
Proceeds from cross-currency interest rate swap termination	75,057	—	75,057	—
Other financing activities, net	(415)	2	(2,607)	—
Net cash provided (used) by financing activities	(23,430)	(60,555)	1,567	(51,023)
Effect of exchange rate changes on cash	23	(3,249)	7,708	(4,440)
Net decrease in cash and cash equivalents	(9,154)	(4,864)	(4,849)	(21,002)
Cash and cash equivalents at beginning of period	67,148	77,467	62,843	93,605
Cash and cash equivalents at end of period	$57,994	$72,603	$57,994	$72,603

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2015		September 30, 2014
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$277,367	$(3,331)	$347,625	$27,058
Harsco Industrial	91,199	13,934	105,591	15,955
Harsco Rail	59,768	7,786	73,161	13,976
General Corporate	—	(10,661)	—	(8,545)
Consolidated Totals	$428,334	$7,728	$526,377	$48,444

	Nine Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2014
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$862,901	$25,851	$1,062,208	$42,430
Harsco Industrial	281,883	45,380	310,696	49,955
Harsco Rail	190,876	40,819	201,300	33,001
General Corporate	—	(29,712)	—	(36,021)
Consolidated Totals	$1,335,660	$82,338	$1,574,204	$89,365

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2015		2014		2015		2014
Diluted earnings (loss) per share from continuing operations as reported	$(0.10)		$0.31		$0.17		$0.27
Harsco Metals & Minerals Segment contract termination charges (a)	0.17		—		0.17		0.14
Harsco Metals & Minerals Segment salt cake processing and disposal charges (b)	0.06		—		0.06		—
Harsco Metals & Minerals Segment subcontractor settlement charge (c)	0.04		—		0.04		—
Strategic planning costs (d)	0.02		—		0.02		—
Harsco Metals & Minerals Segment multi-employer pension plan charge (e)	0.01		—		0.01		—
Harsco Infrastructure Segment (gain) loss on disposal (f)	0.01		(0.01)		0.01		0.04
Harsco Metals & Minerals Segment site exit and underperforming contract charges (g)	(0.02)		—		(0.02)		0.11
Harsco Metals & Minerals Segment Project Orion charges (h)	—		—		—		0.07
Harsco Infrastructure transaction costs (i)	—		—		—		0.01
Harsco Metals & Minerals Segment Brazilian labor claim reserves (j)	—		—		—		—
Harsco Rail Segment grinder impairment charge (k)	—		—		—		—
Adjusted diluted earnings per share from continuing operations excluding special items	$0.18	(l)	$0.31	(l)	$0.45	(l)	$0.66	(l)

(a)	Harsco Metals & Minerals Segment charges related to a contract terminations (Q3 and nine months 2015 $13.7 million; nine months 2014 $11.6 million pre-tax).

(b)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Q3 and nine months 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(c)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Q3 and nine months 2015 $4.2 million pre-tax).

(d)	Costs associated with strategic planning expenses recorded as Corporate (Q3 and nine months 2015 $1.8 million pre-tax).

(e)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Q3 and nine months 2015 $1.1 million pre-tax).

(f)
(Gain) loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Q3 and nine months 2015 $1.0 million; nine months 2014 $2.9 million pre-tax; Q3 2014 consists of related tax adjustments of $0.5 million).

(g)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Q3 and nine months 2015 $1.4 million reversal; nine months 2014 $10.9 million charge pre-tax).

(h)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Q3 2014 $0.3 million pre-tax; nine months 2014 $8.8 million pre-tax).

(i)	Harsco Infrastructure Transaction costs recorded as Corporate expenses (Q3 2014 $0.1 million pre-tax; nine months 2014 $1.7 million pre-tax).

(j)	Brazilian labor claim reserve adjustments in the Harsco Metals & Minerals Segment (nine months 2014 $0.1 million pre-tax).

(k)	Asset impairment charge on rail grinder equipment in the Harsco Rail Segment (Q3 and nine months 2014 $0.6 million pre-tax).

(l)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended	Twelve Months Ended
	December 31	December 31
	2014	2014
Diluted loss per share from continuing operations as reported	$(0.55)	$(0.28)
Harsco Metals & Minerals Segment site exit and underperforming contract charges (a)	0.49	0.60
Harsco Metals & Minerals Segment contract termination charges (b)	—	0.14
Harsco Metals & Minerals Segment Project Orion charges (c)	0.03	0.11
Harsco Metals & Minerals Segment Brazilian labor claim reserves (d)	0.09	0.10
Harsco Infrastructure Segment loss on disposal (e)	0.01	0.05
Strategic transaction review costs (f)	0.04	0.04
Harsco Infrastructure transaction costs (g)	—	0.02
Harsco Rail Segment grinder impairment charge (h)	—	—
Gains associated with exited Harsco Infrastructure operations retained (i)	(0.02)	(0.02)
Adjusted diluted earnings per share from continuing operations excluding special items	$0.09	$0.76

(a)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic action from Project Orion's focus on underperforming contracts (Q4 $39.4 million pre-tax; Full year $50.1 million pre-tax).

(b)	Harsco Metals & Minerals Segment charges incurred in connection with the termination of a contract for a customer in receivership (Full year $11.6 million pre-tax).

(c)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Q4 $3.2 million pre-tax; Full year $12.0 million pre-tax).

(d)	Brazilian labor claim reserve adjustments in the Harsco Metals & Minerals Segment (Q4 $5.2 million pre-tax; Full year $5.3 million pre-tax).

(e)	Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Full year $2.9 million pre-tax).

(f)	Strategic transaction review costs recorded as Corporate expenses (Q4 and Full year $3.5 million pre-tax).

(g)	Harsco Infrastructure Transaction costs record as Corporate expenses (Q4 $0.5 million pre-tax; Full year $2.2 million pre-tax).

(h)	Asset impairment charge on rail grinder equipment in the Harsco Rail Segment (Full year $0.6 million pre-tax).

(i)	Currency translation gains associated with exited Harsco Infrastructure operations retained recorded as an offset to Corporate expenses (Q4 and Full year $2.2 million pre-tax).

The Company’s management believes Adjusted diluted earnings per share from continuing operations, excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2015:
Adjusted operating income (loss) excluding special items	$21,326	$13,934	$7,786	$(7,908)	$35,138
Revenues as reported	$277,367	$91,199	$59,768	$—	$428,334
Adjusted operating margin (%) excluding special items	7.7%	15.3%	13.0%		8.2%

Three Months Ended September 30, 2014:
Adjusted operating income (loss) excluding special items	$27,334	$15,955	$14,566	$(8,491)	$49,364
Revenues as reported	$347,625	$105,591	$73,161	$—	$526,377
Adjusted operating margin (%) excluding special items	7.9%	15.1%	19.9%		9.4%

Nine Months Ended September 30, 2015:
Adjusted operating income (loss) excluding special items	$50,508	$45,380	$40,819	$(26,959)	$109,748
Revenues as reported	$862,901	$281,883	$190,876	$—	$1,335,660
Adjusted operating margin (%) excluding special items	5.9%	16.1%	21.4%		8.2%

Nine Months Ended September 30, 2014:
Adjusted operating income (loss) excluding special items	$73,793	$49,955	$33,591	$(31,368)	$125,971
Revenues as reported	$1,062,208	$310,696	$201,300	$—	$1,574,204
Adjusted operating margin (%) excluding special items	6.9%	16.1%	16.7%		8.0%

The Company’s management believes Adjusted operating margin (%) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2015:
Operating income (loss) as reported	$(3,331)	$13,934	$7,786	$(10,661)	$7,728
Harsco Metals & Minerals Segment contract termination charges	13,737	—	—	—	13,737
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Strategic planning costs	—	—	—	1,753	1,753
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Harsco Metals & Minerals Segment site exit and underperforming contract charges	(1,422)	—	—	—	(1,422)
Adjusted operating income (loss), excluding special items	$21,326	$13,934	$7,786	$(7,908)	$35,138
Revenues as reported	$277,367	$91,199	$59,768	$—	$428,334

Three Months Ended September 30, 2014:
Operating income (loss) as reported	$27,058	$15,955	$13,976	$(8,545)	$48,444
Harsco Rail Segment grinder impairment charge	—	—	590	—	590
Harsco Metals & Minerals Segment Project Orion charges	276	—	—	—	276
Harsco Infrastructure transaction costs	—	—	—	54	54
Adjusted operating income (loss) excluding special items	$27,334	$15,955	$14,566	$(8,491)	$49,364
Revenues as reported	$347,625	$105,591	$73,161	$—	$526,377

The Company’s management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2015:
Operating income (loss) as reported	$25,851	$45,380	$40,819	$(29,712)	$82,338
Harsco Metals & Minerals Segment contract termination charges	13,737	—	—	—	13,737
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Strategic planning costs	—	—	—	1,753	1,753
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Harsco Metals & Minerals Segment site exit and underperforming contract charges	(1,422)	—	—	—	(1,422)
Adjusted operating income (loss), excluding special items	$50,508	$45,380	$40,819	$(26,959)	$109,748
Revenues as reported	$862,901	$281,883	$190,876	$—	$1,335,660

Nine Months Ended September 30, 2014:
Operating income (loss) as reported	$42,430	$49,955	$33,001	$(36,021)	$89,365
Harsco Metals & Minerals Segment contract termination charges	11,557	—	—	—	11,557
Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	—	—	—	10,863
Harsco Metals & Minerals Segment Project Orion charges	8,815	—	—	—	8,815
Harsco Infrastructure Segment loss on disposal	—	—	—	2,911	2,911
Harsco Infrastructure transaction costs	—	—	—	1,742	1,742
Harsco Rail Segment grinder impairment charge	—	—	590	—	590
Harsco Metals & MInerals Segment Brazilian labor claim reserves	128	—	—	—	128
Adjusted operating income (loss) excluding special items	$73,793	$49,955	$33,591	$(31,368)	$125,971
Revenues as reported	$1,062,208	$310,696	$201,300	$—	$1,574,204

The Company’s management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME EXCLUDING SPECIAL ITEMS TO OPERATING INCOME (LOSS) AS REVISED (Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
	March 31	June 30	September 30	December 31	December 31
(In thousands)	2014	2014	2014	2014	2014
Operating income (loss) as reported	$32,339	$6,236	$45,738	$(20,842)	$63,471
Revisions to operating income (loss) as reported (a)	(112)	2,458	2,706	764	5,816
Operating income (loss) as revised	32,227	8,694	48,444	(20,078)	69,287
Harsco Metals & Minerals Segment site exit and underperforming contract charges	—	10,863	—	39,248	50,111
Harsco Metals & Minerals Segment Project Orion charges	—	8,539	276	3,177	11,992
Harsco Metals & Minerals Segment contract termination charges	—	11,557	—	—	11,557
Harsco Metals & Minerals Segment Brazilian labor claim reserves	128	—	—	5,204	5,332
Strategic transaction review costs	—	—	—	3,531	3,531
Harsco Infrastructure Segment loss on disposal	242	2,669	—	—	2,911
Harsco Infrastructure transaction costs	1,439	249	54	450	2,192
Harsco Rail Segment grinder impairment charge	—	—	590	—	590
Gains associated with exited Harsco Infrastructure operations retained	—	—	—	(2,205)	(2,205)
Adjusted operating income excluding special items	$34,036	$42,571	$49,364	$29,327	$155,298

(a)	During the first quarter of 2015, the Company revised prior years’ results due to an out-of-period error identified during the quarter that related to 2012.

The Company’s management believes Adjusted operating income excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2015	2014	2015	2014
Net cash provided by operating activities	$43,884	$109,960	$89,102	$185,290
Less maintenance capital expenditures (a)	(23,869)	(31,158)	(67,314)	(87,939)
Less growth capital expenditures (b)	(4,468)	(21,516)	(24,269)	(47,231)
Plus capital expenditures for strategic ventures (c)	43	2,212	310	3,402
Plus total proceeds from sales of assets (d)	7,426	5,033	20,777	23,556
Free cash flow	$23,016	$64,531	$18,606	$77,078

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)
Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the nine months ended September 30, 2014 this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2014
Net cash provided by operating activities	$226,727
Less maintenance capital expenditures (a)	(133,231)
Less growth capital expenditures (b)	(75,628)
Plus capital expenditures for strategic ventures (c)	6,876
Plus total proceeds from sales of assets (d)	27,379
Free cash flow	$52,123

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewals.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)
Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the full year ended December 31, 2014, this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2015
(In millions)	Low	High
Net cash provided by operating activities	$171	$176
Less capital expenditures (a)	(122)	(118)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	1	2
Free Cash Flow	$50	$60

(a)
Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company’s current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months Period Ended September 30
(In thousands)	2015	2014
Net income (loss) from continuing operations	$(28,002)	$1,687
Special items:
Harsco Metals & Minerals Segment site exit and underperforming contract charges	37,826	10,863
Harsco Metals & Minerals Segment contract termination charges	13,737	11,557
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—
Harsco Metals & Minerals Segment Brazilian labor claim reserves	5,204	104
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—
Strategic transaction review costs	3,531	—
Harsco Metals & Minerals Segment Project Orion charges	3,177	8,815
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—
Strategic planning costs	1,753	—
Harsco Infrastructure Segment loss on disposal	1,000	33,838
Harsco Infrastructure transaction costs	450	9,464
Gains associated with exited Harsco Infrastructure operations retained	(2,205)	—
Harsco Rail Segment grinder asset impairment charge	—	9,589
Harsco Metals & Minerals Segment bad debt expense	—	2,592
Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	—	(13,900)
Taxes on above special items	185	(9,041)
Non-cash tax impact of Harsco Infrastructure transaction	—	10,912
Net income from continuing operations, as adjusted	48,998	76,480
After-tax interest expense (b)	29,344	29,979

Net operating profit after tax as adjusted	$78,342	$106,459

Average equity	$360,452	$576,976
Plus average debt	897,429	872,234
Average capital	$1,257,881	$1,449,210

Return on invested capital excluding special items	6.2%	7.3%

Net operating profit after tax as adjusted (from above)	$78,342	$106,459
After-tax income from Harsco Infrastructure Segment excluding special items	—	(1,637)
Net operating profit after tax as adjusted	$78,342	$104,822
Average capital (from above)	$1,257,881	$1,449,210

Return on invested capital excluding special items and Harsco Infrastructure Segment	6.2%	7.2%

(a)
Return on invested capital excluding special items and the Harsco Infrastructure Segment is net income (loss) from continuing operations excluding special items, after-tax Harsco Infrastructure Segment results, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Trailing Twelve Month Period Ended December 31
(In thousands)	2014
Net loss from continuing operations	$(17,786)
Special items:
Harsco Metals & Minerals Segment site exit and underperforming contract charges	50,111
Harsco Metals & Minerals Segment contract termination charges	11,557
Harsco Metals & Minerals Segment Brazilian labor claim reserves	5,332
Harsco Metals & Minerals Segment Project Orion Charges	11,992
Harsco Infrastructure Segment loss on disposal	2,911
Strategic transaction review costs	3,531
Harsco Infrastructure transaction costs	2,192
Harsco Rail Segment grinder asset impairment charge	590
Gains associated with exited Harsco Infrastructure operations retained	(2,205)
Taxes on above special items	(2,324)
Net income from continuing operations, as adjusted	65,901
After-tax interest expense (b)	29,680

Net operating profit after tax as adjusted	$95,581

Average equity	$554,381
Plus average debt	857,168
Average capital	$1,411,549

Return on invested capital excluding special items	6.8%

(a)
Return on invested capital excluding special items is net income from continuing operations excluding special items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding special items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.